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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 28, 2002
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                           AmericanWest Bancorporation
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


            Washington               0-18561                91-1259511
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  (State or other jurisdiction     (Commission        (IRS Employer Identi-
        of incorporation)          File Number)         fication Number)


           9506 North Newport Highway, Spokane, Washington 99218-1200
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                (Address of principal executive offices/Zip Code)


       Registrant's telephone number, including area code: (509) 467-6949
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ITEM 5. Other Events and Regulation FD Disclosure
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        On March 28, 2002, AmericaWest Bancorporation ("AWBC") and its
wholly-owned subsidiary, AmericanWest Bank, entered into an Agreement and Plan of Mergers ("Agreement") with Latah Bancorporation, Inc. ("Latah") and its wholly-owned subsidiary, Bank of Latah, pursuant to which AWBC will acquire all of the outstanding stock of Latah. The Agreement provides that shareholders of Latah will receive a total of $13,490,000 cash (estimated at up to $20.95/share) and .5192 shares of AWBC common stock for each share of Latah common stock. AWBC will also assume all outstanding Latah stock options. AWBC anticipates issuing a maximum of 1,348,228 shares of common stock in the transaction. The transaction will be accounted for using the purchase method of accounting.

        Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval, and approval by Latah's shareholders. For information regarding the proposed transaction, reference is made to the press release dated April 1, 2002, which is attached hereto as
Exhibit 99 and incorporated herein by this reference.


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ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
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        (a) Financial statements - not applicable.

        (b) Pro forma financial information - not applicable.

        (c) Exhibits:

            99 Press Release



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: March 28, 2002
                                   AMERICANWEST BANCORPORATION



                                   By: /s/ Wesley E. Colley
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                                      Wesley E. Colley, Chief Executive Officer








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